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                                                                      EXHIBIT 12

                         YORK INTERNATIONAL CORPORATION

         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN THOUSANDS)


                                                           1996         1997         1998          1999         2000
                                                           ----         ----         ----          ----         ----
Earnings before taxes and
  cumulative effect of accounting change                $204,463       78,468      187,303       118,082      120,969

Interest expense                                          34,544       40,876       41,527        61,150       81,587
Interest component of
  rental expense                                           5,590        5,036        5,797         6,487        6,874
                                                         -------      -------      -------       -------      -------
                                                        $244,597      124,380      234,627       185,719      209,430
                                                         =======      =======      =======       =======      =======

Interest expense                                          34,544       40,876       41,527        61,150       81,587
Interest component of
  rental expense                                           5,590        5,036        5,797         6,487        6,874
                                                         -------      -------      -------       -------      -------
                                                        $ 40,134       45,912       47,324        67,637       88,461
                                                         =======      =======      =======       =======     ========

Fixed charge coverage ratio                                  6.1          2.7          5.0           2.7          2.4
                                                         =======      =======      =======       =======      =======